<PAGE 1>

                                                                  Exhibit 1

                          COMMONWEALTH ENERGY SYSTEM

                     CONSOLIDATED CONDENSED BALANCE SHEET

                              SEPTEMBER 30, 1998

                                    ASSETS

                            (ACTUAL AND PRO FORMA)

                            (Dollars in thousands)
                                  (Unaudited)



                                           Actual    Adjustments Pro Forma

PROPERTY, PLANT AND EQUIPMENT,
 at original cost                         $1,693,579  $(252,509) $1,441,070
  Less -  Accumulated depreciation           618,987   (173,435)    445,552
                                           1,074,592    (79,074)    995,518
  Add  -  Construction work in process        15,025     (3,857)     11,168
                                           1,089,617    (82,931)  1,006,686

INVESTMENTS                                   13,135        -        13,135

CURRENT ASSETS
  Cash and temporary cash investments          3,650    198,740     202,390
  Accounts receivable                        100,523    (14,157)     86,366
  Unbilled revenues                           11,382        -        11,382
  Prepaid taxes                               15,107       (891)     14,216
  Inventories and other                       42,131     (1,335)     40,796
                                             172,793    182,357     355,150

DEFERRED CHARGES                             262,921     39,742     302,663

                                          $1,538,466  $ 139,168  $1,677,634








                            See accompanying notes.

<PAGE 2>

                                                                  Exhibit 1
                                                                 (Continued)

                          COMMONWEALTH ENERGY SYSTEM

                     CONSOLIDATED CONDENSED BALANCE SHEET

                              SEPTEMBER 30, 1998

                        CAPITALIZATION AND LIABILITIES

                            (ACTUAL AND PRO FORMA)

                            (Dollars in thousands)
                                  (Unaudited)


                                             Actual   Adjustments Pro Forma

CAPITALIZATION

  Common Equity                           $  446,728   $    -    $  446,728
  Redeemable Preferred Shares, less
    current sinking fund requirements         11,380        -        11,380
  Long-term debt, including premiums, less
    maturing debt and current sinking fund
    requirements                             475,317      1,432     476,749
                                             933,425      1,432     934,857

CAPITAL LEASE OBLIGATIONS                     11,251        -        11,251

CURRENT LIABILITIES
  Interim Financing                          123,050    (99,568)     23,482

  Other Current Liabilities -
    Current sinking fund requirements          8,473       (350)      8,123
    Accounts payable                          74,076    (14,085)     59,991
    Accrued local property and other taxes    31,103     (1,452)     29,651
    Other                                     77,071        -        77,071
                                             190,723    (15,887)    174,836
                                             313,773   (115,455)    198,318

DEFERRED CREDITS
  Accumulated deferred income taxes          109,018   (109,018)        -
  Regulatory liability                           -      364,660     364,660
  Unamortized investment tax credits
    and other                                170,999     (2,451)    168,548
                                             280,017    253,191     533,208

COMMITMENTS AND CONTINGENCIES
                                          $1,538,466   $139,168  $1,677,634

                            See accompanying notes.